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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): May 14, 2001

                                     0-27352
                            (Commission File Number)


                                 HYBRIDON, INC.
             (Exact Name of Registrant as Specified in Its Charter)


          Delaware                                        04-3072298
(State or Other Jurisdiction of                        (I.R.S. Employer
      Incorporation)                                  Identification No.)

                345 Vassar Street, Cambridge, Massachusetts 02139
                    (Address of Principal Executive Offices)

                                 (617) 679-5500
              (Registrant's Telephone Number, Including Area Code)



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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

     On May 14, 2001, Hybridon, Inc. (the "Company") closed the sale of 1,552,941 common shares of the Company's holding of MethylGene Inc., a Canadian pharmaceutical research company ("MethylGene"), to Royal Bank Ventures Inc., Ontario Teachers' Pension Plan Board, and Fonds de Solidarite des Travailleurs du Quebec (F.T.Q.) (collectively, the "Purchasers"). As a result of arms-length negotiations between the Purchasers and the Company, the Purchasers paid $1.81 per share, for an aggregate sale price of approximately $2.8 million.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                 HYBRIDON, INC.

                                 By:       /s/ Sudhir Agrawal
                                   ---------------------------------------
                                   Name:   Sudhir Agrawal
                                   Title:  President and Chief Executive Officer


                                   Date:    May 25, 2001